                                                     Ascend Communications, Inc.
                                                             EXHIBIT 3.1
                                                                PAGE 1



                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ASCEND COMMUNICATIONS, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF MAY, A.D. 1996, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.


                 [SEAL OF THE STATE OF DELAWARE APPEARS HERE]





                                                /s/ Edward J. Freel
                                            --------------------------------
                                            Edward J. Freel, Secretary of State

2383993 8100                                AUTHENTICATION:  7967094

960157111                                             DATE:  05-30-96

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/30/1996
  960157111-2383993

                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                          ASCEND COMMUNICATIONS, INC.

            Pursuant to Section 242 of the General Corporation Law
                           of the State of Delaware

     The undersigned, Anthony Stagno, Vice President, Manufacturing of Ascend Communications, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 242 thereof, certifies as follows:

     1. That the amendment to the Corporation's Restated Certificate of Incorporation set forth below has been approved by the Corporation's Board of Directors and stockholders and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


     2. That Article FOURTH, paragraph A of the Corporation's Certificate of Incorporation is hereby amended to read in full as follows:

     "FOURTH:
      ------

     A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Four Hundred Two Million (402,000,000) consisting of Four Hundred Million (400,000,000) shares of Common Stock, par value one-tenth of one cent ($.001) per share (the "Common Stock") and Two Million (2,000,000) shares of Preferred Stock, par value one-tenth of one cent ($.001) per share (the "Preferred Stock")."



     IN WITNESS WHEREOF, this Certificate of Amendment has been executed on behalf of the Corporation by its Vice President, Manufacturing on this 29th day of May, 1996.


                                               ASCEND COMMUNICATIONS, INC.


                                               By: /s/ Anthony Stagno
                                                  ------------------------
                                                  Anthony Stagno
                                                  Vice President, Manufacturing